NEWS RELEASE
https://ir.homestreet.com/news-events/news/default.aspx

HomeStreet Enters into agreement to sell
$990 Million in Multi-Family Loans

SEATTLE, WA - December 27, 2024 - HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank (the “Bank”), today announced that the Bank entered into an agreement to sell to Bank of America, on a servicing retained basis, $990 million of multifamily commercial real estate loans, at a price, including the value of the retained servicing, of 92% of the principal balance of the loans. This loan sale is expected to close before December 31, 2024.

“Entering into this agreement and completing the sale of $990 million of multifamily loans is the first step in implementing a new strategic plan which we expect to result in a return to profitability for the Bank and on a consolidated basis early next year,” said Mark Mason, Chairman of the Board, President, and Chief Executive Officer. “The pricing of the loan sale reflects the current interest rate environment and that the loans being sold are primarily lower yielding loans with longer duration than the overall portfolio. The proceeds from the loan sale will be used to pay down FHLB advances and brokered deposits which carry substantially higher interest rates than our core deposits."

About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiary is HomeStreet Bank. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or "project" or the negation thereof, or similar expressions, including statements relating to the pending loan sale transaction, its expected impact on the Bank and the Company and the use of proceeds from the transaction. In addition, all statements in this release that address and/or include beliefs, assumptions, estimates, projections and expectations of our future performance and financial condition are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following: (1) our ability to close and consummate the reported loan sale transaction of approximately $990 million; (2) our ability to service the sold loans; (3) our ability to pay off more expensive debt that we hold; (4) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers; (5) changes in the interest rate environment; (6) changes in deposit flows, loan demand or real estate values may adversely affect the business of our primary subsidiary, HomeStreet Bank (the “Bank”), through which substantially all of our operations are carried out; (7) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (8) our ability to attract and retain key members of our senior management team; (9) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (10) our ability to control operating costs and expenses; (11) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses; (12) the adequacy of our allowance for credit losses; (13) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently; (14) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (15) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (16) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of the value of our rate-lock loan activity we recognize; (17) technological changes may be more difficult or expensive than what we anticipate; (18) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (19) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (20) our ability to grow efficiently both organically and through acquisitions and to manage our growth costs; (21) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (22) litigation, investigations or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and (23) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank, or repurchases of our common stock. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors” sections of the Company's Forms 10-K and 10-Q and in our Current Reports on Form 8-K we file with the SEC. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

Investor contact:
John Michel, Executive Vice President, Chief Financial Officer
john.michel@homestreet.com
206-515-2291

Media contact:
Misty Ford
misty.ford@homestreet.com
206-876-5506